                                                                    EXHIBIT 10.1

                           SHOPPING CENTER FORM LEASE


         THIS LEASE, is made and entered into as of this 24th day of March, 1998, between W.B. WIGGINS, JR., whose address is 3495 Piedmont Road, Building 11, Suite 400, Atlanta, Georgia 30305 (hereinafter referred to as "Landlord"), and CNB Holdings, Inc. d/b/a CHATTAHOOCHEE NATIONAL BANK whose address is 7855 North Point Parkway, Suite 200, Alpharetta, Georgia 30022-4849 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         That, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:


                                    ARTICLE I

                                  DEFINED TERM

         1.1 The following terms wherever used herein shall have the following meanings:

                  (a) DEMISED PREMISES: Tenant's building to be constructed by Landlord at its expenses as specified in this Lease on land described as Parcel A on Exhibit A attached hereto, shall be 3,635 square feet of an approximately 20,000 square foot one story building, with the approximate dimensions and in the location as shown outlined in red on the plat attached hereto as Exhibit B.

                  (b) INITIAL TERM: FIVE (5) years, plus the part of a month, if any, from the date of commencement of this Lease to the first day of the first full calendar month during the Initial Term.

                  (c)      RENEWAL TERM: As specified in Paragraph 2.3 hereof.

                  (d) ANNUAL MINIMUM RENTAL: Tenant's payment of rent shall commence on April 1, 1998. The base rental rate shall be $18.00 per square foot, provided, however, that for each Renewal Term, the Annual Minimum Rental shall be adjusted as provided in Paragraph 2.3 hereof. In addition to the base rental rate, Tenant shall pay a portion of the annual operating expense, which shall be based on the Tenant's pro-rata share of common area maintenance, taxes and insurance as described in Article 16 of this Lease. Landlord estimates that Tenant's contribution to annual operating expenses in the first year will be approximately Two and 75/100 Dollars ($2.75) per square foot.

                  (e)      COMMENCEMENT OF CONSTRUCTION DATE:
                           November 1, 1997.

                  (f) ESTIMATED COMPLETION DATE (Delivery for Tenant's buildout and fixturing): March 31, 1998.

                  (g)      DATE OF OCCUPANCY:        April 1, 1998.

                  (h) PERMITTED USE: The Premises shall be used primarily for the operation of a banking facility, engaging in such activities as are normally permitted by O and I zoning for the City of Alpharetta.

                  (i) TENANT: The owner for the time being of the leasehold/estate created by this Lease, whether it be the original Tenant, or any assignee under a valid assignment, and if at any time more than one individual or firm comprises Tenant, such word shall mean such individuals and firms, jointly and severally.

                  (j) LANDLORD: The owner for the time being of the Demised Premises, whether it be the original Landlord or any successors-in-title, and if at any time more than one individual or firm comprises Landlord, such word shall mean such individuals and firms, jointly and severally.


                                   ARTICLE II

                                PREMISES AND TERM

         2.1 Premises. Subject to the terms and conditions hereof, Landlord does hereby demise unto Tenant and Tenant does hereby take from Landlord for the lease term the Demised Premises, together with two twenty-eight (28) foot driveway easements along the northern and western boundaries of Parcel A along with reasonable access, ingress and egress, and rights to joint use of such parking areas, driveways, sidewalks and other common areas as Landlord shall provide from time to time on Parcel A, which rights shall be in common with Landlord and other Tenants claiming under Landlord. Landlord hereby reserves the right at any time to make alterations or additions to the Demised Premises so long as such buildings are located in the area permitted for "Building" as shown on Exhibit B and to construct other buildings or improvements in the development of which the Demised Premises are a part and to make alterations thereof or additions thereof. It is further understood between the parties, that from time to time, Landlord may grant tenants and owners of parcels within the commercial complex the use of the driveways for ingress and egress to such parcels and right for sharing of utilities, storm drainage, and surface water drainage. Said rights shall be superior to the rights of this Lease.

         2.2 Initial Term. The Initial Term of this Lease shall commence upon the Date of Occupancy; provided, however, the term of this Lease may be extended as provided in Paragraph 2.3 hereof. The phrase "lease term," as used in this Lease, shall be the Initial Term of this Lease and any Renewal Term.

         2.3 Renewal Term. Tenant shall have the option to extend the term of this Lease for Two (2) additional period(s) of Three (3) years (herein referred to as the "Renewal Term"), said option(s) to be exercised by notice to Landlord not less than Six (6) months prior to the expiration of the Initial Term or existing renewal term hereof. All of the terms, covenants and provisions of this Lease shall apply to the Renewal Term, except that the Annual Minimum Rental for the Renewal Term(s) shall be increased annually, based upon the "Consumer Price Index," not to be less than one and one-half percent (1-1/2%) per year, or to exceed three percent (3%) per year (i.e., the Annual Minimum Rental for the first year of the Renewal Term shall be calculated as follows = Initial Term Annual Minimum Rental x CPI).


                                   ARTICLE III

                                     RENTAL

         3.1 Annual Minimum Rental. Tenant shall, during the lease term pay to Landlord, at such place as Landlord shall designate in writing from time to time, the Annual Minimum Rental, unless abated or diminished as hereinafter provided, in equal monthly installments on the first day of each month, in advance, commencing upon the first day of the lease term; provided, however, in the event the first day of the lease term shall not be the first day of a calendar month, then the Annual Minimum Rental for such month shall be prorated upon a daily basis and shall be payable upon the Date of Occupancy. Notwithstanding anything contained herein to the contrary, upon completion of Tenant's build out and opening for business, Tenant shall be entitled to waive the next two (2) full month's guaranteed minimum monthly rental.

         3.2 Interest on Past Due Rentals. As additional rental hereunder, Tenant agrees to pay to Landlord interest on each installment of Annual Minimum Rental not paid by the tenth (10th) of the month. Each such payment of additional rental shall be due on the first day of each month, shall be calculated at twelve percent (12%) or less if the highest permissible rate of interest which may be charged is less, and shall be computed for the period commencing on the date on which such payment became due and ending on the date on which such payment was actually made. The election by Landlord to collect interest on any past due payments of Annual Minimum Rental shall not constitute a waiver of Landlord's right to declare a default for non-payment of rental hereunder. Failure of Tenant to make payments of additional rental when required by this Paragraph 3.4 shall constitute an additional event of default hereunder.


                                   ARTICLE IV

                                  CONSTRUCTION

         4.1 Construction of Improvements. Landlord, at its own cost, agrees to construct the building in the location as shown on the plot plan attached hereto as Exhibit B and in accordance with the plans and specifications to be prepared by Landlord and its architects, and approved by both parties, as attached hereto as Exhibit C. The parking lot is to be well lit at night for the safety of Tenant's employees and customers, in accordance with the plans and specifications provided for in Exhibit C. Any work in addition to any of the terms specifically enumerated in said Exhibit C shall be performed by the Tenant at its own cost and expense in accordance with plans and specifications to be submitted to Landlord for its approval prior to construction, which approval shall not be unreasonably withheld. Notwithstanding anything to the contrary, Landlord shall provide an allowance for construction of the Tenant's buildout and fixturing of $15.00 per rentable square foot below a semi-finished ceiling (2x2 acoustical recessed grid ceiling system, stacked and ready for tenant to install along with 40 2x4 deep cell parabolic lighting stacked and ready for tenant to install), HVAC system consisting of four (4) three 3 ton units (not to include ductwork), Electrical system to the 200 amp panel in the rear of the space, and stubbing of the plumbing to the bathroom areas. Such allowance shall be dispersed as follows: 1) the first half of the funds shall be dispersed upon certification by Tenant that one-half (1/2) of the total cost of Tenant's work has been completed and 2) the balance paid upon completion of Tenant's work and a certificate of occupancy issued by the governing authority and Tenant shall open for business. Tenant shall promptly pay and not under any circumstances have the power to subject the Demised Premises or any part of the shopping center to any mechanics' or materialmen's liens or liens of any kind.

                  Upon completion of Tenant's building substantially in accordance with the terms of this Lease and delivery thereof to Tenant, Tenant shall within ten (10) days thereafter execute and deliver to Landlord a written acceptance of the Demised Premises. If at the time Landlord shall request a written acceptance of the demised premises, there shall remain incompleted work in accordance with the plans and specifications, then, provided that all other terms and conditions of the lease have been met, Tenant shall execute the letter of acceptance subject to an itemized list of any such construction deficiencies.

         4.2 Time of Commencement and Completion of Construction. In the event that construction of the building shall have commenced, then regardless of the reason therefor, if said building and site improvements shall not have been substantially completed ready for Tenant's buildout and fixturing and possession thereof tendered to Tenant by March 31, 1998, herein after referred to as the Estimated Completion Date, then, Tenant shall, within ten days (10) after said Estimated Completion Dated, either (a) terminate this Lease by giving Landlord written notice of its intention to do so, or (b) extend the estimated completion date a reasonable period of time necessary to complete said construction by giving Landlord written notice of such extension. Notwithstanding anything contained herein to the contrary, in the event Tenant shall fail to exercise either (a) or (b) above, in writing, or Landlord shall not have completed construction of said building and site improvements within six months (6) after the Estimated Completed Date, then either Landlord or Tenant, as the case may be, shall have the option of terminating this Lease by giving the other party written notice of its intention to do so. Upon any termination pursuant to this Paragraph 4.2, this Lease shall immediately become null and void, and neither party shall have any further liability hereunder, except for obligations already accrued. The option to terminate granted hereby shall be the sole remedy of Tenant for delay in completion by Landlord.

         Upon completion of Tenant's building substantially in accordance with the terms of this Lease and delivery thereof to Tenant, Tenant shall within ten days (10) thereafter execute and deliver to Landlord a written acceptance of the Demised Premises. If at the time Landlord shall request a written acceptance of the demised premises, there shall remain incompleted work in accordance with the plans and specifications, then, provided that all other terms and conditions of the lease have been met, Tenant shall execute the letter of acceptance subject to an itemized list of any such construction deficiencies.

         4.3 Inducement. It is understood between the Parties that Landlord has entered into this agreement based upon Tenant's representation that prior to April 7, 1998, Tenant shall have secured all the necessary permits for the operation of a commercial bank on the demised premises and further, that Tenant shall have completed the funding of approximately $10 million in equity financing for the operation of such bank. If for any reason, the above required inducements shall not have been completed by August 31, 1998, this Lease shall automatically terminate and neither party shall have any further rights under this Lease.

                  In the event Tenant shall have completed the above requirements by August 31, 1998, then Tenant shall be required to commence construction of Tenant's interior build-out no later than August 31, 1998, failing which, Landlord shall have the right to terminate this Lease on ten (10) days prior written notice.


                                    ARTICLE V

                             WARRANTIES OF LANDLORD

         5.1 Covenant of Title. Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights granted herein during the lease term without molestation or hindrance of any person claiming by, through or under Landlord. If at any time during the term hereby demised the title of Landlord shall fail or it be discovered that Landlord's title does not permit Landlord to grant the term hereby demised, Tenant shall have the right to annul and void this Lease or to exercise any and all further rights and remedies which may be available to Tenant at law or in equity. Anything to the contrary notwithstanding, prior to the exercise of any such remedy, Tenant shall give Landlord thirty (30) days prior written notice of such default, in which time to cure the default. In the event Landlord has commenced curing of the default within such thirty (30) day period, however, has not been able to cure the default, then Landlord shall be given an additional sixty (60) days within which to cure such default.


                                   ARTICLE VI

                            DATE OF OCCUPANCY AND USE

         6.1 Advance Possession for Fixturing. Prior to completion of improvements to be made by Landlord, Tenant shall have the right and privilege (but at its own risk) to enter upon the Demised Premises, construct the agreed upon Tenant improvements, to receive, store, and install its trade fixtures in or on the Demised Premises, provided, however, that such construction and receiving, storing, and installing shall be in a manner that will not interfere with Landlord's work and that Tenant's liability insurance must be in full force and effect. It is expressly agreed that such action by Tenant shall not constitute acceptance of the Demised Premises as being completed as required herein.

         6.2 Use of Demised Premises. Tenant will use the Demised Premises for the Permitted Use only and for no other purpose without the prior written consent of Landlord. Tenant, at its sole expense, shall comply with all of the requirements of all municipal, state and federal authorities now or hereafter in force pertaining to the use, occupation or alteration of Demised Premises. Tenant shall not commit waste or any nuisance. Tenant will not do any act or thing in the Demised Premises or permit the storage of any product therein which shall cause a cancellation of any of Landlord's insurance on the Demised Premises. If any use of the Demised Premises by Tenant or act therein causes Landlord's insurance rates to be increased over the rates in effect for the Permitted Use generally, Tenant will, on demand, pay to Landlord the amount of any such increase. Tenant further covenants that it will not (i) display any merchandise or maintain any stands in front of the Demised Premises or of the line of buildings in the center, (ii) erect or maintain any barricade or scaffolding which may obscure the signs, entrance or show window of any other tenant in the center, or tend to interfere with any such other tenant's business, (iii) create or maintain, or allow others (including customers of Tenant) to create or maintain, any nuisances, including, without limiting the foregoing general language, loud noises, sound effects, offensive odors, and smoke, garbage, trash, litter or dust in or about the Demised Premises or the common areas adjacent to the Demised Premises, or (iv) install any equipment which will exceed or overload the capacity of any utility facilities located in or serving the Demised Premises.


                                   ARTICLE VII

                             REPAIRS AND MAINTENANCE

         7.1 Landlord's Repairs and Maintenance. Except as provided in this Lease with respect to condemnation and damages caused by casualty, Landlord agrees to keep, repair and maintain all structural parts of Tenant's building in good condition, and without limiting the generality of the foregoing, to keep the exterior of the building (including the roof, exterior walls, foundations, gutters, downspouts, and sidewalk canopy), the common areas, sidewalks, paved areas, supply pipes for gas (if any) and water, drainage and sewer pipes (caused by structural defects, but excluding ordinary stoppage), electrical wiring (but not any of the electrical or plumbing fixtures inside the Demised Premises) in good repair at all times. If any portion of the Demised Premises which is the responsibility of the Landlord shall at any time be in need of repair, Landlord will promptly repair same upon receipt of written notice from Tenant to do so, except that the Landlord shall not be obligated to make or pay for any repairs to Tenant's store building rendered necessary by the fault, act or negligence of Tenant, or any of its servants, agents, employees or business invitees, except in the case of damage by fire or the elements, or other casualty covered by Landlord's fire and extended coverage insurance. Landlord agrees to keep the common areas clean, to remove snow and ice therefrom, to keep such areas lighted during hours of darkness when stores generally are open for business, and to keep the parking area properly paved, lighted and striped to assist in the orderly parking of cars. Temporary closings by Landlord of parking, walking and driveway areas for repairs, changes or other reasonable undertakings shall be permitted.

         7.2 Tenant's Repairs and Maintenance. Tenant agrees to keep the Demised Premises in good condition and repair, excepting structural repairs and all repairs which are the responsibility of the Landlord or which are made necessary by reason of fire and other unavoidable casualties, and excepting reasonable wear and tear. Within such repair responsibilities of Tenant shall be included: the walls and ceiling (including the painting thereof); repair, maintenance and replacement of air conditioning and heating systems; the interior plumbing, including any stoppages thereof; sprinkler systems; all windows and doors, both interior and exterior; replacement of any plate glass damaged or broken; lighting fixtures and interior wiring extending to and including the main circuit breaker panels; and the normal upkeep and replacement of the floor surfacings or coverings. Tenant further agrees to pay the cost of the heat and air conditioning, to apply for all utilities to be used by it in the Demised Premises and pay all charges for such utilities, including, without limitation, all water, gas, electricity and sewer charges. Structural changes, exterior alterations or additions to the Demised Premises may be made only with Landlord's written consent. Tenant will not permit any mechanic's or materialmen's or other liens to stand against the Demised Premise for any labor or material furnished Tenant in connection with alterations, repairs or work of any character performed on the Demised Premises by or at the direction of Tenant. All repairs, restorations, alterations, additions, or payments (other than rental payments or monthly reimbursements) agreed upon in this Lease to be made shall be completed within reasonable time. Tenant shall keep the area around its loading dock free from trash and debris and shall provide for any payment for trash removal from the Demised Premises.

         7.3 Landlord's Access. Landlord shall at all reasonable times have access to the Demised Premises for the purpose of inspecting the Demised Premises to determine whether Tenant is complying with the terms and conditions of this Lease and to determine whether Landlord needs to perform any work hereunder and to perform any such work.

         7.4 Loss or Damage of Tenant and Others. Landlord shall not be liable for any damage to property of Tenant or of others located o the Demised Premises, not for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Demised Premises, occupants of adjacent property, of the shopping center, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and the Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Landlord.


                                  ARTICLE VIII

                                    CASUALTY

         8.1 Casualty Insurance. Landlord covenants and agrees that it will at all times during the term of this Lease keep, or cause to be kept, Tenant's building space on the Demised Premises insured by good and responsible insurance companies authorized to do business in the state in which the Demised Premises are located, which companies shall be acceptable to the holder of any mortgage affecting the Demised Premises to which Landlord is a party, for protection against damage or destruction by fire and other perils embraced within the term "extended coverage" in an amount not less than one hundred percent (100%) of the insurable value of the improvements above foundation walls. Landlord shall not be liable for any damage to fixtures or merchandise of Tenant caused by fire or other insurable hazards; Tenant does hereby expressly release Landlord of and from all liability for such damages. Tenant shall not be liable for any damages to the Demised Premises, or any part thereof, caused by fire or other hazards covered by Landlord's insurance, regardless of the cause thereof, and Landlord does hereby expressly release the Tenant of and from all liability for damages.

         8.2 Reconstruction. Should less than fifty percent (50%) of the cost of replacement of Tenant's building space on the Demised Premises be destroyed by fire or any other casualty covered by a standard extended coverage endorsement after the commencement of the Lease, Landlord shall promptly restore the same or cause the same to be restored without unnecessary delay; provided, however, that if the Demised Premises should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, Landlord or Tenant may elect to terminate this lease, within ninety (90) days thereafter, by giving the other written notice of their intent to terminate, failing which, the lease shall remain in full force and effect, and Landlord shall promptly restore the same or cause the same to be restored without unnecessary delay.

         During any period commencing upon the date of such damage or destruction and ending upon the "date or reoccupancy of Tenant," the Annual Minimum Rental and any other charges payable under this Lease (other than Percentage Rental) shall abate in the proportion that the part of Tenant's buildings which shall be untenantable shall bear to the whole. The term "date of reoccupancy by Tenant," as used herein, shall be the first to occur of the following two dates: (a) the date upon which Tenant shall reopen for business in that part of Tenant's buildings rendered untenantable by such damage or destruction, or (b) the date which shall be thirty (30) days after the date of completion of the repairs, rebuilding and restoration required of Landlord herein.


                                   ARTICLE IX

                                 EMINENT DOMAIN

         9.1      Eminent Domain.

                  (a) In the event that all or substantially all of the Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Landlord and Tenant shall thereupon be released from any further liability hereunder. In the event as much as twenty percent (20%) of the Demised Premises shall be appropriated or taken under the power of eminent domain by any public of quasi-public authority, Tenant shall have the right to cancel and terminate this Lease as of the date of such taking upon giving Landlord written notice of such election within thirty (30) days after the receipt by Tenant from Landlord of notice that said premises have been so appropriated or taken. In the event of such cancellation, Landlord and Tenant shall thereupon be released from any further liability under this Lease and the Annual Minimum Rental for the last month shall be appropriately prorated.

                  (b) If this Lease shall not be terminated as in this paragraph provided but shall continue as to that portion of the Demised Premises which shall not have been appropriated or taken, then in that event Landlord, at its cost and expense, shall, as nearly as practicable, immediately restore the building on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, and the Annual Minimum Rental shall proportionately abate during the period of restoration as provided in Paragraph 8.2 hereof, and thereafter the Annual Minimum Rental shall be reduced in the ratio that the ground floor area of the Demised Premises after such taking bears to the ground floor area of the Demised Premises before such taking.

                  (c) In the event of any such taking, the entire award or compensation whether as compensation for diminution in value to the leasehold or to the fee of the Demised Premises shall be paid to and belong to Landlord; provided, however, that any award made to Tenant for moving expenses or for the value of any trade fixtures and equipment installed by or belonging to Tenant shall be paid to and belong to Tenant. Tenant at its sole election and expense may seek from the condemning party and receive a separate award for business loss, loss value of leasehold estate, and a value of leasehold improvements incurred by or paid for by Tenant, so long as such separate claim does not diminish the total value of the award made for the Premises and Building.


                                    ARTICLE X

                                     DEFAULT

         10.1 Remedies on Default. In the event (a) Tenant defaults in Paying any rental payments hereunder, or (b) Tenant defaults for thirty (30) days after written notice thereof in performing any other of its obligations hereunder; or (c) Tenant is adjudicated a bankrupt; or (d) a permanent receiver is appointed for Tenant's property, including Tenant's interest in the Demised Premises and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; or (e) whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred, and such proceedings are not dismissed within sixty (60) days after notice from Landlord; or (f) Tenant makes an assignment for benefit of creditors; or (g) the Demised Premises or Tenant's effects or interest therein should be levied upon or attached under process against Tenant, and not satisfied or dissolved within sixty (60) days after the written notice from Landlord to Tenant to obtain satisfaction thereof; or (h) Tenant vacates the Demised Premises or fails to conduct its regular, routine business therein during normal business hours for a period of more than thirty (30) days, then, and in any of said events, notwithstanding any former waiver, Landlord shall have the option to do any of the following (in addition to any not in limitation of any other remedy permitted by law or by this Lease):

                  (1) Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, but if Tenant shall fail to do so, Landlord may, in accordance with applicable law, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rent, enter upon the Demised Premises and expel or remove Tenant and its effects, by force if necessary, without being liable to prosecution or any claim for damages therefor. Landlord shall have any and all remedies allowed to it under Georgia law, but shall not be entitled to terminate the Lease and collect rent past the date of termination; or

                  (2) Without terminating this Lease re-enter the Demised Premises by summary proceedings or otherwise, and in any event may dispossess the Tenant, removing all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such re-entry, Landlord may relet the Demised Premises to such tenant or tenants for such term or terms as Landlord may elect, without being obligated to do so, and in the event of a reletting shall apply the rent therefrom first to the payment of Landlord's expenses, including attorney's fees incurred by reason of Tenant's default, and the expense of reletting including but not limited to the repairs, renovation or alteration of the Demised Premises, and then to the payment of rent and all other sums due from Tenant hereunder, Tenant remaining liable for any deficiency. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. It is expressly understood between the parties, that except as stated above, it is the intention of the parties that Landlord may collect rent as each month's rent becomes due, but shall not have any right to accelerate rent prior to termination.

                  (3) In addition, Landlord may, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Demised Premises, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in this effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the negligence of Landlord.


                                   ARTICLE XI

                 INDEMNIFICATION, LIABILITY AND OTHER INSURANCE

         11.1 Demised Premises. Tenant agrees to indemnify and save harmless Landlord from any claim or loss by reason of an accident or damage to person or property happening on or about the Demised Premises, or occasioned wholly or in part by and act or omission of Tenant or its agents, contractors, invitees, licensees or employees. Tenant further agrees to carry, at its expense, public liability insurance coverage on the Demised Premises, in a company qualified to transact business in the state in which the Demised Premises are located, stipulating limits of liability of not less than $250,000.00 for any accident affecting any one person; and not less than $1,000,000.00 for any accident affecting more than one person; and not less than $100,000.00 property damage. All such policies shall contain endorsements waiving the insurer's rights of subrogation against Landlord for any reason whatsoever. Certificates of such coverage from the insurer providing thirty (30) days notice to Landlord prior to cancellation or termination shall be furnished to Landlord.

         11.2 Common Areas. Landlord shall indemnify and save harmless the Tenant from any claim or less by reason of any accident or damage to any person or property happening on or about all entranceways, parking and driveway areas of the center and Landlord further agrees to carry public liability insurance coverage on all such areas, in a company qualified to transact business in the state in which the Demised Premises are located, stipulating limits of liability of not less than $250,000.00 for an accident affecting any one person; and not less than $1,000,000.00 for an accident affecting more than one person; and not less then $1,000,000.00 property damage. Certificates of such coverage from the insurer shall be furnished to Tenant upon written request.

         11.3 Plate Glass and Sprinkler Insurance. Tenant, at its sole expense, shall obtain and continuously maintain during the Initial Term and all Renewal Terms hereof (1) a comprehensive glass insurance policy protecting all plate and other glass in the Demised Premises and (ii) sprinkler and water damage insurance. Landlord shall be a named insured under such policies and all such insurance shall be placed in good and responsible companies acceptable to Landlord. At commencement of the term hereof, certificates of such coverage from the insurers providing thirty (30) days notice to Landlord prior to cancellation or termination shall be furnished to Landlord. Loss, if any, under such policies shall be payable to Landlord, and Landlord agrees that any policy proceeds received by it will be held in trust and made available for repair or restoration of the damaged or destroyed property. Tenant shall have the right to self-insure its obligations under this paragraph 11.3.


                                   ARTICLE XII

                      ASSIGNMENT, SUBLETTING AND RECAPTURE

         12.1 Assignment and Subletting by Tenant. Tenant may not assign this Lease, nor sublet the Demised Premises, nor permit the Demised Premises to be occupied or used by third persons or entities, without the prior written consent of landlord; provided, however, that such consent shall not be unreasonably withheld and that even if Landlord shall consent to any such assignment, Tenant shall remain liable and responsible under the Lease unless Landlord specifically agrees otherwise. Notwithstanding the foregoing, in the event Tenant shall desire to assign the Lease or sublet more than forty percent (40%) of the Demised Premises, Tenant shall so notify Landlord in writing of its intention prior to any such assignment or subletting. Landlord shall have fifteen (15) days from receipt of such notice within which this Lease may be terminated by written notice to Tenant, failing which, Tenant shall be entitled to exercise its rights of assignment or sublet as provided for above in this
Article 12.1. The proposed assignee or sublessee or its business is subject to compliance with additional requirements of the law commonly known as the "Americans with Disabilities Act" beyond those requirements which are applicable to the tenant desiring to assign or sublease.

         12.2 Exclusives. For so long as Tenant is not in default hereunder, and for so long as Tenant occupies and actively conducts its business from the Demised Premises in accordance with the terms of this Lease, Landlord will not lease or rent any other premises in the Office Center described in Exhibit A to any new tenant whose primary business is the operation of a commercial banking facility. Anything contained herein to the contrary notwithstanding, it is expressly understood between the parties that Landlord intends to lease space in the Office Center to a stock brokerage firm which has the right to carry on activities as normally are carried on in such along with the right to include residential and commercial mortgage loan activities. It is further understood between the parties, that for so long as Harry Norman Realtors, its affiliates, or assigns, are tenants in the 20,000 square foot office building, that the Demised Premises shall not be operated by a Tenant whose primary business is the operation of a residential real estate brokerage office.

         12.3 Failure to Operate and Recapture. In the event (a) Tenant shall cease to operate a business on the Demised Premises for the purpose herein demised for a period in excess of sixty (60) days, and shall fail to notify Landlord within said period of time in writing of intentions to reopen the premises for such purpose within a reasonable time, or (b) Tenant shall notify Landlord in writing of its intention to permanently close its business, then in either event, Landlord shall have thirty (30) days within which the Lease may be terminated by written notice to Tenant. After said thirty (30) day period, if Landlord shall not so terminate this Lease, then Tenant be entitled to exercise its rights of assignment and sublet as provided for above in Article 12.1.

         12.4 Assignment by Landlord. Landlord may assign by way of security or otherwise this Lease or any part hereof or any right hereunder without Tenant's consent, and its entire rights under the Lease (other than a security assignment) shall relieve Landlord of any further obligation hereunder, except for obligations accrued at the time of such assignment, if the assignee assumes and agrees to perform the obligations of the Landlord hereunder.


                                  ARTICLE XIII

                             MORTGAGE SUBORDINATION

         13.1 Agreement to Subordinate. This Lease shall be and hereby is made subject and subordinate at all times to the lien or security title of any mortgage granted by Landlord which may now or hereafter affect the real property of which the Demised Premises forms a part, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. While this provision shall be self-executing, upon Landlord's written request, Tenant agrees to execute and deliver, in recordable form, a separate written agreement, satisfactory to the holder of any such mortgage, evidencing such subordination, provided, however, Landlord shall use its reasonable efforts to provide a nondisturbance agreement from Landlord's mortgagee acknowledging and agreeing to the terms hereinafter specified in this Section 13.1. The term "mortgage" as used in this Lease shall include deeds of trust and deeds to secure debt. Upon Tenant's written request, Landlord will ask the holder of any mortgage affecting the Demised Premises to agree, in writing, in recordable form, for itself, its successors and assigns, that the rights of Tenant under the Lease shall not be terminated, and the possession of Tenant shall not be disturbed by any mortgagee or by any proceeding on the debt which any such mortgage secures, or by any person, firm or corporation whose rights were acquired as a result of such proceeding or by virtue of a right or power contained in any such mortgage or the bond or note secured thereby and that any sale at foreclosure will be subject to this Lease, subject however, to the conditions requested by such mortgagee as a prerequisite to the execution of such agreement. Tenant agrees that, in the event of foreclosure of any such mortgage or sale of the Demised Premises under the power contained therein, Tenant will attorn to and accept the purchaser at any such sale as Landlord for the balance of the then remaining term of the Lease, subject to all of the terms and conditions.

         13.2 Notice to Mortgagee. If Landlord shall notify Tenant of the placing of any mortgage against the Demised Premises, Tenant agrees that in the event of any act or omission by Landlord or any other occurrence which would give Tenant the right to terminate this Lease, to claim a partial or total eviction, or to reduce any rental payments hereunder, Tenant shall not exercise any such right (a) until it has notified in writing the holder of any mortgage which at the time shall be a lien on the Demised Premises and of which it has notice, of such act or omission (b) until a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, and (c) Landlord or such holder, with reasonable diligence, shall not have so commenced and continued to remedy such act or omission or cause the same to be remedied.


                                   ARTICLE XIV

                       EXPIRATION OF TERM AND HOLDING OVER

         14.1 Expiration. At the expiration or earlier termination of the lease term Tenant shall surrender the Demised Premises, together with alterations, additions, and improvements then a part thereof, in good order and condition except for the following: ordinary wear and tear, repairs required to be made by Landlord, and loss or damage by fire, the elements and other casualty covered by insurance. All furniture and trade fixtures installed in the Demised Premises at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant and shall be removed by Tenant upon the termination of the lease term.

         14.2 Holding Over. In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Demised Premises after the expiration of the lease term, it shall so remain as a tenant from month-to-month and all provisions of this Lease applicable to such tenancy shall remain in full force and effect.


                                   ARTICLE XV

                                      SIGNS

         15.1 Signs. Landlord may erect and maintain such signs as it, in its sole discretion, may deem appropriate to advertise the shopping center of which the Demised Premises are a part. Tenant shall have the obligation to erect and maintain a sign on the building forming a part of the Demised Premises within thirty (30) days after the opening of its store. It is understood that such sign shall be in harmony with the balance of the stores in the shopping center and comply with the standard sign criteria attached as Exhibit D hereto. Prior to erection of any sign permitted hereunder, Tenant shall submit to Landlord a drawing of such proposed sign and obtain Landlord's approval thereto, which approval shall not be unreasonably withheld. The cost of production, installation and maintenance of the Tenant's sign shall be the sole responsibility of the Tenant. Within nine (9) months following the Opening for Business, Landlord may provide a monument sign at no cost to Tenant for the Shopping Center. Is understood between the parties that a Hotel may be located on the rear portion of Landlord's property and in such event such hotel user will be entitled to a distinct and separate sign above the Landlord's monument sign. All such signs erected by Tenant shall comply with all the requirements of public authorities having jurisdiction with respect thereto, and Tenant will indemnify and save Landlord harmless from any claim or damage arising from or related to the erection, maintenance or removal of such signs. Landlord reserves the right to permit other tenants in the center to place pylon-type or other signs, as Landlord deems fits, in the common area.


                                   ARTICLE XVI

                     TAXES, OPERATING EXPENSES AND INSURANCE

         16.1 Reimbursement for Ad Valorem Taxes. In addition to rentals provided for in Article III hereof, Tenant shall pay to Landlord as additional rental "Tenant's pro rata share" of all ad valorem taxes on the building and land of which the Demised Premises are a part, and all improvements now or hereafter located thereon. For these purposes, "Tenant's pro rata share" of such taxes shall be that percentage which is determined by dividing the number of square feet of gross space in all buildings in the center into the number of square feet of gross space in the Demised Premises. Tenant agrees to pay to Landlord on the first (1st) day of each calendar month such amounts as Landlord estimates from time to time as necessary to pay Tenant's pro rata share of such taxes. Landlord shall bill Tenant annually, after the end of each calendar year for Tenant's pro rata share of such taxes, which bill shall set forth the method of calculation of such pro rata share. In the event that Tenant's actual pro rata share, as computed above, exceeds the aggregate amount paid by Tenant in the preceding year pursuant to this paragraph, Tenant shall, with the next installment of Annual Minimum Rental becoming due, pay such deficiency to Landlord. In the event that the aggregate amount paid by Tenant in the preceding year shall exceed Tenant's pro rata share of such costs for such year, Landlord shall pay such excess to Tenant at the time such bill is submitted to Tenant.

         16.2 Reimbursement for Maintenance of Common Areas. In addition to the rentals provided for in Article III hereof, Tenant shall pay to Landlord as additional rent, "Tenant's pro rata share" of the cost of maintaining the common areas of the center of which the Demised Premises are a part. For these purposes, "Tenant's pro rata share" of such costs shall be that percentage which is determined by dividing the number of square feet of gross space in all buildings in the center into the number of square feet of gross space in the Demised Premises; and the "cost of maintaining the common areas of the center" shall include all reasonable expenses incurred by Landlord (including, as an expense, amounts determined as reasonable in appropriate reserves for the replacement of equipment not capital in nature) in operating, managing, equipping and policing the common areas, including, without limiting the generality of the foregoing, all costs incurred as a result of Landlord's obligation with respect to common area maintenance set forth in Paragraph 7.1 above, provided said costs shall not include items of a capital nature. Tenant agrees to pay to Landlord on the first (1st) day of each calendar month such amounts as Landlord estimates from time to time as necessary to pay Tenant's pro rata share of such costs. On or before the first (1st) day of June of each year, Landlord shall deliver to Tenant a statement, certified by the individual in the employee of Landlord who is primarily responsible for the financial affairs involving the center, of the actual costs incurred in maintaining said common areas for the immediately preceding calendar year, together with a computation of Tenant's pro rata share of such costs. In the event that Tenant's actual pro rata share, as computed above, exceeds the aggregate amount paid by Tenant in the preceding year pursuant to this paragraph, Tenant shall, with the next installment of Annual Minimum Rental becoming due, pay such deficiency to Landlord. In the event that the aggregate amount paid by Tenant in the preceding year shall exceed Tenant's pro rata share of such costs for such year, Landlord shall pay such excess to Tenant at the time such statement is submitted to Tenant.

         16.3 Reimbursement for Casualty and Public Liability Insurance. In addition to the rentals provided for in Article III hereof, Tenant shall pay to Landlord as additional rent, "Tenant's pro rata share" of the cost of maintaining casualty and public liability insurance covering the center of which the Demised Premises are a part. For these purposes, "Tenant's pro rata share" of such costs shall be that percentage which is determined by dividing the number of square feet of gross space in all buildings in the center covered by the insurance policies maintained by Landlord into the number of square feet of gross space in the Demised Premises; and the cost of maintaining casualty and public liability insurance covering the center shall include all costs incurred by Landlord as a result of Landlord's obligation with respect to casualty insurance set forth in Paragraph 8.1 above, and with respect to public liability insurance set forth in Paragraph 11.2 above, respectively. Tenant agrees to pay to Landlord on the first (1st) day of each calendar month such amounts as Landlord estimates from time to time as necessary to pay Tenant's pro rata share of such costs. On or before the first (1st) day of June of each year, Landlord shall deliver to Tenant a statement, certified by the individual in the employ of Landlord who is primarily responsible for the financial affairs involving the center, of the actual costs incurred in maintaining said casualty and public liability insurance for the immediately preceding calendar year, together with a computation of Tenant's pro rata share of such costs. In the event that Tenant's actual pro rata share, as computed above, exceeds the aggregate amount paid by Tenant in the preceding year pursuant to this paragraph, Tenant shall, with the next installment of Annual Minimum Rental becoming due, pay such deficiency to Landlord. In the event that the aggregate amount paid by Tenant in the preceding year shall exceed Tenant's pro rata share of such costs for such year, Landlord shall pay such excess to Tenant at the time such statement is submitted to Tenant.

         16.4 Tenant's Right to Review Books. Tenant shall have the right to audit Landlord's record of expenditures referred to in paragraphs 16.1, 16.2 and 16,3, provided such audit shall be at Tenant's sole cost and expense.


                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.1 Notices. All notices, elections, demands, requests and other communications hereunder shall be in writing, signed by the party making the same and shall be sent by certified or registered United States mail, postage prepaid, addressed:

         To Landlord:
                                    W.B. Wiggins, Jr.
                                    c/o Wiggins Associates
                                    3495 Piedmont Road
                                    Building 11, Suite 400
                                    Atlanta, Georgia  30305

         To Tenant:                 Chattahoochee National Bank
                                    7855 North Point Parkway
                                    Suite 200
                                    Alpharetta, Georgia  30022-4849

or at such other address as may hereafter be designated in writing by either party hereto. The time and date on which mail is postmarked shall be the time and date on which such communication is deemed to have been given.

         17.2 Brokerage. Landlord shall indemnify and hold harmless Tenant against and in respect of any and all claims, losses, liabilities and expenses which may be asserted against Tenant by any broker or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord in respect of the transactions herein contemplated. Tenant shall indemnify and hold harmless Landlord against and in respect of any and all claims, losses, liabilities and expenses which may be asserted against Landlord by any broker or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant in respect of the transactions herein contemplated. Landlord acknowledges that Heritage Commercial Realty, Inc. has acted as agent for the Tenant in this transaction and not as the agent of the Landlord. Landlord shall pay the brokerage commission to Heritage Commercial Realty, Inc. in accordance with a separate agreement.

         17.3 Equitable Remedies. Except as specifically otherwise provided, the parties agree that their obligations hereunder shall be enforceable by specific performance, and that Landlord and Tenant shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this Lease. Except where stated to be exclusive or sole, the specified remedies to which the parties may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which either party may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

         17.4 No Waiver. The failure by either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision or agreement.

         17.5 Entire Agreement. This lease and any written amendments thereof contains the entire agreement between the parties hereto, and no promises, agreements, conditions or stipulations not contained herein shall be binding upon either party hereto.

         17.6     (a)      Landlord's Right to Cure. In the event Tenant should
fail to perform any of its obligations hereunder, in addition to any other remedies provided hereunder or by law, Landlord shall have the right, at its option, to perform such obligations on behalf of Tenant at any time following ten (10) days' prior written notice to Tenant (except in cases of emergency when no notice shall be required). In such event, Tenant shall pay the Landlord, as additional rental hereunder, all costs and expenses so incurred by Landlord including reasonable attorney's fees upon demand. All such amounts shall bear interest at the rate of eight percent (8%) from the date such amounts are incurred until paid.

                  (b) Tenant's Right to Cure. In the event that Landlord shall fail to perform any of its obligations hereunder, (including making repairs), it is required to make and provide services it is required to provide, pursuant to the terms of this Lease, after having been duly notified by Tenant in writing sent by certified mail and given thirty (30) days within which to commence and substantially perform said repairs or replacements or provide said services, then Tenant shall have the right to make such repairs or provide such services and to deduct the cost thereof and expenses so incurred in connection therewith from future accruing rents hereunder, or may otherwise recover the same from Landlord.

         17.7 Captions. The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease, nor in any way affect this Lease.

         17.8 Successors and Assigns. This Lease, and each and every provision hereof, shall be binding upon and shall inure to the benefit of Landlord and Tenant, their respective successors, successors-in-title, legal representatives, heirs and assigns, to execute any instruments which may be necessary or appropriate to carry out and execute the purposes and intentions of this Lease, and hereby authorizes and directs its successors, successors-in-title, legal representatives, heirs and assigns, to execute all such instruments. Each and every successor in interest to any part hereto, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Lease.

         17.9 Severability. In the event any provision of this Lease is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

         17.10 Modification. No change or modification of this Lease shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the party against whom the same is sought to be enforced.

         17.11 Status of Lease. Landlord and Tenant each agree to certify in writing the status of this Lease and the rental payable hereunder, at any time, upon ten (10) days' written notice. Such certificate shall be in a form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee or sublessee of, or holder of a security instrument executed by Landlord or Tenant, as the case may be. In addition to any other matters required, such certificate shall certify the commencement date of the lease term and the anticipated termination date thereof, whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rental payments have been made; whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such default and the action required to remedy it; and whether or not there are any set-offs against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such set-offs or defenses.

         17.12 Short Form. Landlord and Tenant agree, upon the request of the other, to execute and deliver a short form or memorandum of this Lease for recording purposes.

         17.13 Delay. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease by reason of strike or labor troubles or any outside cause whatsoever beyond Landlord's or Tenant's reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligations by Landlord or Tenant.

         17.14 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Georgia.

         17.15 Rules and Regulations. The rules and regulations, if any, appended to this Lease are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations, if any, or (if none are appended) to make rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Demised Premises and the shopping center. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto.

       17.16      Rider.  Intentionally Deleted.

       17.17 Exculpation. Tenant agrees that Tenant shall look solely to Landlord's interest in the shopping center property of which the Demised Premises are a part and Landlord's personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord based on any default hereunder, and no other property or assets of Landlord, its affiliates, successors, partners, shareholders, subsidiaries, or assigns, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such claim, judgment, injunction or decree.

       17.18 Parking Stipulations. Landlord and Tenant agree that Tenant designate three (3) parking spaces in an area immediately to the front of Tenant's demised premises which Tenant may at its own expense paint the designation "Reserve Chattahoochee." Landlord shall likewise have the right to designate Reserve Parking for other Tenants in the Office Center, provided such spaces should not exceed one (1) space per 1,000 square feet of lease space. Other than as stated above, the Parties understand and agree that the other spaces in the Office Center shall be used in common with other tenants located in the Office Center.

       17.19 Hazardous Materials. The Landlord has made sufficient inquiry as to the presence of any hazardous or toxic materials on the property. Under no circumstances shall Tenant have any responsibility, liability or any indemnification duty for any hazardous materials on the property, unless directly placed on the Premises by Tenant. Landlord and Tenant shall each indemnify and hold harmless the other for liability and damages proximately caused by acts of negligence of the other in accordance with the provisions of Georgia law.

         17.20 Attorney's Fees. Should Landlord fail to perform any of its covenants under this Lease, Tenant shall be entitled to recover, in addition to any and all other remedies provided under Georgia law, (a) attorneys fees equal to the gross or full amount of such attorneys fees and all expenses in connection therewith, or fifteen percent (15%) aggregate amount to be collected by or to any attorney at law, and (b) interest at the rate of eighteen percent (18%) per annum aggregate amounts ought to be collected.

         Should Tenant fail to perform any of its covenants under this Lease, Tenant shall be entitled to recover, in addition to any and all other remedies provided under Georgia law, (a) attorneys fees equal to the gross or full amount of such attorneys fees and all expenses in connection therewith, or fifteen percent (15%) aggregate amount to be collected by or to any attorney at law, and
(b) interest at the rage of eighteen percent (18%) per annum aggregate amounts ought to be collected.

         17.21 Consent of Landlord and Tenant. Wherever and whenever in this Lease any written consent or prior consent of the Landlord is required, such written consent or prior written consent shall not be unreasonably withheld. Wherever and whenever in this Lease any written consent or prior consent of the Tenant is required, such written consent or prior written consent shall not be unreasonably withheld.

         17.22 Cancellation Provision. The Lease shall contain a provision whereby Tenant may cancel the Lease at any time after the 18th month on the Lease by giving Landlord ninety (90) days written notice, and by paying four (4) months' extra rent and the unamortized portion of Landlord's contribution to Tenant's Improvements ($15.00 per square foot) based on a sixty (60) month term commencing from the date of April 1, 1998. The four (4) month rental amount shall decline on a prorata basis over the period of the remaining thirty-six
(36) months.

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal the day and year first above written.


WITNESSES:                      LANDLORD:         W.B. WIGGINS, JR.

/s/                             By:  /s/ W. B. Wiggins, Jr.
----------------------------         --------------------------------------

                                Its:
----------------------------         --------------------------------------



WITNESSES:                      TENANT:  CNB HOLDINGS, INC. d/b/a
                                         CHATTAHOOCHEE NATIONAL
                                         BANK
/s/                             By:  /s/ H.N. Padget, Jr.
----------------------------         --------------------------------------

                                Its: President and Chief Executive Officer
----------------------------         --------------------------------------

                                Attest: /s/ Valerie A. Donnell
----------------------------            -----------------------------------

                                Its: Chief Financial Officer
----------------------------         --------------------------------------